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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006 ( August 17, 2006 )

STRATECO RESOURCES INC

(Exact name of small business issuer as specified in its charter)

Québec, Canada    0-49942    N/A

State or other jurisdiction of Commission File Number   (IRS Employer

incorporation   :      Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775

(Address and telephone number of registrant's principal executive offices and principal place of business

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b» [ 1 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

DOCUMENTS INCORPORATED BY REFERENCE

Form 8 K dated June 22, 2006, Form 10Q-SB dated August 9, 2006 for the period ending June 30, 2006 and Management Information Circular and Supplement of information to the Management Information Circular: Information on Cadiscor Resources Inc. dated May 10, 2006.

Item 1.01 Entry into a Material Definitive Agreement

SALES OF GOLD RELATED ASSETS TO CADISCOR RESOURCES INC.

On August 17, 2006, Cadiscor Resources Inc. a wholly owned subsidiary of Strateco Resources Inc. closed its initial public offering in the provinces of Quebec, Ontario, Alberta and British Columbia in Canada through the services of three brokers. Cadiscor received thereby financing for a total amount of $6,599,000. A total of 4,300,000 flow-through common shares were sold at the price of $1.00 per share and 2,299,000 units were sold at the price of $1.00 per unit. Each unit consisted of one common share and half of one warrant for a total of 1, 149,500 warrants. Each whole warrant gives right to its holder to purchase a common share at the price of $1.25 per share until February 18, 2008.

Cadiscor paid brokers' fees of $461,930 and issued 461,930 brokers' warrants. Each broker's warrant permits its holder to subscribe one common share of Cadiscor at the price of $1.00 per share until February 18, 2008.

On August 21, 2006`, Cadiscor shares were listed on the TSX Venture Exchange in Montreal, Québec, Canada as a group 1 tier issuer and is a reporting issuer in the provinces of Québec, Ontario, Alberta and British Columbia in Canada.

As a direct consequence of Cadisco's first public offering, Cadiscor was able as of August 17, 2006 to meet its obligations toward Strateco regarding the acquisition of the Strateco's gold related properties, the Discovery property and the Montbray property as reported in Form 8K dated June 22, 2006 pursuant to the Sale/Purchase Agreement dated May 10, 2006.

1 . On August 17, 2006, Cadiscor issued to Strateco 20,000,000 common shares of Cadiscor at $0.16 per share for a total consideration of $3,200,172;

2.  On August 17, 2006 Cadiscor paid the balance of the purchase price pursuant to the terms of the Agreement between GéoNova Exploration Inc. and Strateco so that Cadiscor acquires a 100% interest in the Discovery Property ("GéoNova Agreement"), namely:

(i) Payment to GéoNova of $275,000,

(ii) Issuance to GéoNova of 1,000,000 common shares of Cadiscor qualified by prospectus in Quebec and Canada for a total value of $1,000,000;

3.  On August 17, 2006, Cadiscor reimbursed Strateco the purchase price instalments paid by Strateco to GéoNova pursuant to the GéoNova Agreement, including $25,000 paid on acceptance of the offer on February 15, 2006, and $200,000 representing the instalment payable to GéoNova on May 30, 2006.

4.  Cadiscor assumed 2% net smelter return payable to GéoNova pursuant to the GéoNova Agreement;

5.  Cadiscor assumed royalties payable to third parties pursuant to the GéoNova Agreement.

Three other conditions had to be met by Cadiscor:

(i)

Approval of the sale of the Discovery and Montbray properties by the shareholders of Strateco that has taken place on June 20, 2006 as fully described in Form 8K dated June 22, 2006 and the Form 10 Q-SB dated August 9, 2006.

(ii)

Closing of an initial public offering by way of prospectus by Cadiscor which was completed on August 17, 2006 and

(iii)

Acceptance of the TSX Venture Exchange of the listing of Cadiscor shares which was approved on August 18, 2006.

On August 17, 2006, Strateco has upon realisation of these three conditions transferred all of its 100 % interest in the mining claims for the Discovery and Montbray properties at Cadiscor.

REDUCTION OF STATED CAPITAL AND DISTRIBUTION OF CADISCOR SHARES

As fully described in Form 8K dated June 22, 2006 and Form 10 Q-SB dated August 9, 2006, Strateco' shareholders approved the special resolution on the sale of the Properties presented at the Annual and Special Assembly of Shareholders. Strateco's board of directors recommended that the stated capital of Strateco be reduced by an amount of $3,200,172, being the value attributed to the Properties sold to Cadiscor; this reduction of capital to be payable through a distribution to Strateco' shareholders of the 20,000,000 common shares of Cadiscor received by Strateco for the sale of the Properties.

On August 17, 2006, Strateco received 20,000,000 common shares of Cadiscor . These shares will be distributed to Strateco' shareholders of record on August 23, 2006.  The shares of Strateco were subject to a trade ex-dividend (that is shareholders of record of Strateco were no longer eligible to the distribution) as of the opening of the market on August 21, 2006. Shareholders of Strateco as of August 18, 2006 will receive approximately 0.212 of a share of Cadiscor for each share of Strateco they hold at that date. No share fractions will be issued. Any shareholder entitled to receive a share fraction will instead receive a whole share of Cadiscor if the fraction is equal to or greater than half a share of Cadiscor. Cadiscor shares certificates will be sent ot Strateco shareholders starting August 25, 2006.

As discussed in the Management Information Circular already filed as Exhibit 22.1 with Form 8K dated June 22, 2006, this distribution of Cadiscor shares to Strateco shareholders as counterpart of the sale of gold related properties is exempted from income taxation for U.S. and Canadian Shareholders. Detailed information on Cadiscor can be consulted on www.Cadiscor.com

Since all conditions of the sale and purchase of the properties have been realized, including the closing of the IPO and the listing of Cadiscor shares on a Canadian Exchange, Cadiscor is no longer a wholly owned subsidiary of Strateco. Cadiscor will have its own shareholders of which several will also be shareholders of Strateco. Therefore, Cadiscor will undertake on its own to register its shares under the terms of the United States Securities Exchange Act of 1934 in the next coming weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

_____________________________________

 (Registrant)

Date : August 22, 2006

// (signed)

_____________________________________

(Signature) Guy Hébert, President and CEO